UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2008

Lightstone Value Plus Real Estate Investment Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-117367	20-1237795
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

326 Third Street
Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)
Registrant's telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 12, 2008, Donna Brandin was appointed by the board of directors of the Lightstone Value Plus Real Estate Investment Trust, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”) as its Chief Financial Officer and Treasurer. In connection with the appointment of Ms. Brandin, effective August 12, 2008, Jenniffer Collins resigned from her position as interim Chief Financial Officer and interim Treasurer of the Registrant and will focus on her roles on behalf of the Lightstone Value Plus REIT, LLC, our advisor, which performs our day-to-day management functions and employees and compensates all of our executive officers. Ms. Brandin will not receive any compensation for serving as Chief Financial Officer and Treasurer.

Ms. Brandin joined Lightstone in April of 2008. Prior to Lightstone, Donna spent over three years as the Executive Vice President and Chief Financial Officer of Equity Residential, the largest publicly traded apartment REIT in the country. Prior to Equity Residential she was the Senior Vice President and Treasurer for Cardinal Health, a publicly traded Fortune 50 company in the health care industry, where she was responsible for both the Treasury and Tax departments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

Date: August 12, 2008	By:	/s/ Joseph E. Teichman
Joseph E. Teichman
General Counsel